UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
April 24, 2007
Date of Report
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard Pasadena, California	91103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
Avery Dennison Corporation’s news release dated April 24, 2007, regarding its preliminary, unaudited financial results for the first quarter of 2007, is attached hereto as Exhibit 99.1. This information is being furnished (not filed) under this Form 8-K. Additionally, the Company will discuss its preliminary financial results during a webcast and teleconference call today at 2:00 p.m. (EDT). To access the webcast and teleconference call, please go to the Company’s Web site at http://www.investors.averydennison.com.
Avery Dennison Corporation’s presentation dated April 24, 2007, regarding its preliminary financial review and analysis for the first quarter of 2007, is attached hereto as Exhibit 99.2. This information is being furnished (not filed) under this Form 8-K. Additionally, this information is available on the Company’s Web site at http://www.investors.averydennison.com.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits
99.1	On April 24, 2007, Avery Dennison Corporation issued a news release announcing its preliminary, unaudited financial results for the first quarter ending March 31, 2007, along with earnings guidance for the 2007 fiscal year.
99.2	On April 24, 2007, Avery Dennison Corporation provided a presentation regarding its preliminary financial review and analysis for the first quarter ending March 31, 2007, along with earnings guidance for the 2007 fiscal year.
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this report on Form 8-K and Exhibit 99.1 and Exhibit 99.2 are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; foreign currency exchange rates; worldwide and local economic conditions; impact of competitive products and pricing; selling prices; impact of legal proceedings, including the Canadian Department of Justice and the Australian Competition and Consumer Commission investigations into industry competitive practices, and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof or of the concluded investigations by the U.S. Department of Justice (“DOJ”) and the European Commission (including purported class actions seeking treble damages for alleged unlawful competitive practices, and a purported class action related to alleged disclosure and fiduciary duty violations pertaining to alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; impact of epidemiological events on the economy and the Company’s customers and suppliers; successful integration of acquisitions; financial condition and inventory strategies of customers; timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; and other matters referred to in the Company’s SEC filings.
Forward looking statements pertaining to Avery Dennison’s pending acquisition and integration of Paxar include statements relating to expected synergies, cost savings, timing, and execution of integration plans. Risks, uncertainties and assumptions pertaining to the transaction include the possibility that the market for and development of certain products and services may not proceed as expected; that the Paxar acquisition does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the proposed acquisition, the businesses of the companies suffer due to uncertainty or diversion of management attention; that the parties are unable to successfully execute their integration strategies, or achieve planned synergies and cost reductions, in the time and at the cost anticipated or at all; acquisition of unknown liabilities; effects of increased leverage; and other matters that are referred to in the parties’ SEC filings.

The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products; (2) the impact of competitors’ actions, including expansion in key markets, product offerings and pricing; (3) the degree to which higher raw material and energy-related costs can be passed on to customers through selling price increases (and previously implemented selling price increases can be sustained), without a significant loss of volume; (4) potential adverse developments in legal proceedings and/or investigations, including possible fines, penalties, judgments or settlements; and (5) the ability of the Company to achieve and sustain targeted cost reductions.
For a more detailed discussion of these and other factors, see Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Form 10-K, filed on February 28, 2007. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
The financial information presented in the news release, included as an Exhibit to this Current Report, represents preliminary, unaudited financial results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION
Date: April 24, 2007
	By:	/s/ Daniel R. O’Bryant
		Name:	Daniel R. O’Bryant
		Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	News release dated April 24, 2007.

99.2	Presentation dated April 24, 2007.